______________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2009

GEORESOURCES, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-8041	84-0505444

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 Cypress Station Drive, Suite 220
Houston, Texas 77090
(Address of principal executive offices) (Zip Code)

(281) 537-9920
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________________________________________________________

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 6, 2009, GeoResources, Inc. issued a press release announcing financial results for the second quarter ended June 30, 2009.  A copy of the press release is furnished with this report as Exhibit 99.9, and is incorporated herein by reference.

The information in this report is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description

99.9	GeoResources, Inc. Press Release dated August 6, 2009.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORESOURCES, INC

By:	/s/ Frank A. Lodzinski Frank A. Lodzinski, President

Date: August 11, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.9	GeoResources, Inc. Press Release dated August 6, 2009.

EXHIBIT 99.9

Contact:  Cathy Kruse
Telephone: 701-572-2020 ext 113
cathyk@geoi.net

FOR IMMEDIATE RELEASE

GeoResources, Inc. Reports Second Quarter and
 Six-Month Financial Results

Reports six-month earnings of $4.0 million and EBITDAX of $18.2 million.
Also reports increased production and significant severance tax credits.

Houston, Texas August 6, 2009 – GeoResources, Inc., (NASDAQ:GEOI), today announced its financial results for the three and six months ended June 30, 2009.

For the three months ended June 30, 2009, the Company reported total revenues of $19.3 million and net income of $3.5 million, or $0.22 per diluted common share. Oil production totaled 212 MBbls for the second quarter of 2009, an increase of 15% over the second quarter of 2008. Natural gas production totaled 1,087 MMcf in the second quarter of 2009, an increase of 51% over the comparable period in 2008. The production increases were a result of the Company’s acquisition and drilling activities; prior year production included fields that were sold as part of the Company’s divestiture strategy.  The average realized price of oil, net of hedges, for the second quarter of 2009 was $59.28 per barrel compared to $97.66 per barrel in the second quarter of 2008, a decrease of 39%. The average realized price of natural gas, net of hedges, was $3.89 per Mcf for the second quarter of 2009, compared to $9.74 per Mcf or 60% less than the second quarter of 2008.  For the second quarter of 2008, revenues totaled $28.2 million and net income was $7.8 million, or $0.50 per diluted common share.

For the first half of 2009, revenues totaled $33.8 million and net income was $4.0 million or $0.24 per diluted common share.  Oil production totaled 389 MBbls, an increase of 1% over the 385 MBbls produced for the first half of 2008. Natural gas production totaled 1,752 MMcf in the first half of 2009, an increase of 15% over the comparable period in 2008. The production increases were a result of the Company’s acquisition and drilling activities; prior year production included fields that were sold as part of the Company’s divestiture strategy. The average realized price of oil, net of hedges, was $56.87 per barrel for the first half of 2009 or 36% less than the first half of the prior year.  The average realized price of natural gas was $4.01 per Mcf or 54% less than the first half of 2008.  For the first half of 2008, revenues totaled $52.2 million and net income was $12.0 million, or $0.79 per diluted common share.

Earnings before interest, income taxes, depreciation, depletion and amortization, and exploration expense and impairments (“EBITDAX”) totaled $12.0 million for the second quarter, 2009 compared to $17.7 million in the prior year’s similar quarter, representing a decrease of 32%.  EBITDAX for the first six months of 2009 totaled $18.2 million compared to $30.0 million in the prior year’s first half, representing a decrease of 39%.  The following table reconciles reported net income to EBITDAX for the periods indicated (in thousands, except per share information):

	Three Months Ended June 30,
	2009	2008

Net income (loss)	$3,499	$7,790
Add back:
Interest expense	1,144	1,314
Income tax	2,216	4,546
Depreciation, depletion and amortization	4,725	3,573
Exploration and impairments	416	502

EBITDAX (1)	$12,000	$17,725

	Six Months Ended June 30,
	2009	2008

Net income (loss)	$3,976	$12,014
Add back:
Interest expense	1,963	2,883
Income tax	2,576	7,142
Depreciation, depletion and amortization	9,193	7,450
Exploration and impairments	496	502

EBITDAX (1)	$18,204	$29,991

(1)
Earnings before interest, income taxes, depreciation, depletion and amortization, and exploration expense and impairments.  EBITDAX should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) and is not in accordance with, nor superior to, generally accepted accounting principles, but provides additional information for evaluation of our operating performance.

Severance Taxes

The reported earnings include the impacts of severance tax credits related to the Company’s Austin Chalk drilling program. During the second quarter of 2009, the Company received certain tax exemptions from the State of Texas.  As a result, we qualify for significant refunds; future production from qualified wells will be exempt from severance taxes for up to ten years. The second quarter earnings reflect an amount of $599,000 shown as a reduction of severance tax expense and $1.3 million reported as partnership income representing our share of partnership tax refunds. In addition, the Company recorded an additional $2.5 million as a reduction to the acquisition price of recent property acquisitions closed in May.

Comments
Frank Lodzinski, CEO and President commented, “Our results for the second quarter are in line with our expectations and begin to reflect the earnings and cash flows of our continued drilling and development programs and significant acquisitions closed during May.  We realized substantial net income and EBITDAX, for the second quarter, in the amounts of $3.5 million and $12.0 million, respectively.  Despite divestitures, which are an important ingredient of our business strategy to high-grade our portfolio, production for both the three and six month periods ended June 30, 2009 increased over the prior year.  The State of Texas severance tax exemptions are significant in that they will further enhance the economics of our drilling programs and result in future positive earnings impacts. Excluding the non-recurring portion of the severance tax refunds, our second quarter earnings and EBITDAX would have been $2.3 million and $10.0 million, respectively. We expect our future earnings to benefit from natural gas hedges, and lower per-unit lease operating expenses. The Company hedged a total of 3,420,000 Mmbtu of natural gas at $5.16 and $5.20 per Mmbtu over an 18 month period commencing July 1, 2009.  In addition, lease operating costs are declining on a unit-of-production basis.  This reduction not only reflects declines in costs of services and supplies but is also a direct result of our field re-engineering and development drilling activities. We will continue to focus on cash flow and our bottom line while we pursue our business plan.”

Lodzinski further commented, “On July 13, 2009, the Company increased its first secured credit facility to $250 million with a term extending to October 16, 2012 and a borrowing base of $135 million. The participating banks include, Wachovia Bank, Comerica Bank, BBVA Compass, U.S. Bank, Frost National Bank, Bank of Texas and Natixis. Our strong cash flows, working capital and liquidity, in our debt capacity, position us favorably to continue our growth.”

About GeoResources, Inc.
GeoResources, Inc. is an independent oil and gas company engaged in the acquisition and development of oil and gas reserves through an active and diversified program which includes purchases of reserves, re-engineering, and development and exploration activities primarily focused in three core areas – the Southwest, Gulf Coast, and the Williston Basin.  For more information, visit our website at www.georesourcesinc.com.

Forward-Looking Statements
Information herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may," "will," "expect," "anticipate," "estimate" or "continue," or comparable words.  All statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements.  Readers are encouraged to read our 10-K/A for the year ended December 31, 2008 and the other  SEC reports of the Company and any and all other documents filed with the SEC regarding information about GeoResources for meaningful cautionary language in respect of the forward-looking statements herein.  Interested persons are able to obtain free copies of filings containing information about GeoResources, without charge, at the SEC’s Internet site (http://www.sec.gov).

GEORESOURCES, INC and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	June 30,	December 31,
	2009	2008
ASSETS	(unaudited)

Current assets:

Cash	$7,670	$13,967
Accounts receivable
Oil and gas revenues	11,038	11,439
Joint interest billings and other	14,200	7,172
Affiliated partnerships	2,374	2,905
Notes receivable	120	120
Derivative financial instruments	2,385	8,200
Income taxes receivable	3,139	2,165
Prepaid expenses and other	3,722	3,923

Total current assets	44,648	49,891

Oil and gas properties, successful efforts method:

Proved properties	268,686	204,536
Unproved properties	7,310	2,409
Office and other equipment	763	1,025
Land	96	96
	276,855	208,066

Less accumulated depreciation, depletion and amortization	(34,946)	(26,486)

Net property and equipment	241,909	181,580

Equity in oil and gas limited partnerships	3,442	3,266

Derivative financial instruments	346	6,409

Deferred financing costs and other	1,606	2,388

	$291,951	$243,534

GEORESOURCES, INC and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	June 30,	December 31,
	2009	2008
	(unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable	$6,314	$10,750
Accounts payable to affiliated partnerships	8,333	10,310
Revenue and royalties payable	14,189	11,701
Drilling advances	239	2,169
Accrued expenses	1,506	1,506
Derivative financial instruments	3,483	1,572

Total current liabilities	34,064	38,008

Long-term debt	98,000	40,000

Deferred income taxes	16,078	17,868

Asset retirement obligations	5,624	5,418

Derivative financial instruments	502	1,245

Stockholders' equity:
Common stock, par value $0.01 per share; authorized 100,000,000
shares; issued and outstanding: 16,241,717	162	162
Additional paid-in capital	113,184	112,523
Accumulated other comprehensive (loss) income	(666)	7,283
Retained earnings	25,003	21,027

Total stockholders' equity	137,683	140,995

	$291,951	$243,534

GEORESOURCES, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Revenue:
Oil and gas revenues	$16,829	$25,118	$29,129	$47,581
Partnership management fees	398	522	696	834
Property operating income	456	357	914	671
Gain on sale of property and equipment	89	1,551	1,488	1,961
Partnership income	1,455	429	1,460	655
Interest and other	35	228	140	450

Total revenue	19,262	28,205	33,827	52,152

Expenses:
Lease operating expense	4,417	5,789	8,807	11,580
Severance taxes	568	2,428	1,362	4,317
Re-engineering and workovers	315	984	1,296	1,682
Exploration expense	288	502	368	502
Impairment of oil and gas properties	128	-	128	-
General and administrative expense	1,930	1,861	4,025	3,645
Depreciation, depletion and amortization	4,725	3,573	9,193	7,450
Hedge ineffectiveness	26	(582)	75	937
Loss on derivative contracts	6	-	58	-
Interest	1,144	1,314	1,963	2,883

Total expense	13,547	15,869	27,275	32,996

Income before income taxes	5,715	12,336	6,552	19,156

Income tax expense (benefit):
Current	202	1,330	(532)	2,759
Deferred	2,014	3,216	3,108	4,383
	2,216	4,546	2,576	7,142

Net income	$3,499	$7,790	$3,976	$12,014

Net income per share (basic)	$0.22	$0.51	$0.24	$0.80

Net income per share (diluted)	$0.22	$0.50	$0.24	$0.79

Weighted average shares outstanding:
Basic	16,241,717	15,214,494	16,241,717	14,958,939

Diluted	16,241,717	15,504,668	16,241,717	15,145,777

GEORESOURCES, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, except share and per share amounts)
(unaudited)

	Six Months Ended June 30,
Cash flows from operating activities:	2009	2008
Net income	$3,976	$12,014
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation, depletion and amortization	9,193	7,450
Unproved property impairments	-	483
Proved property impairments	128	-
Gain on sale of property and equipment	(1,488)	(1,961)
Accretion of asset retirement obligations	177	216
Unrealized gain on derivative contracts	(119)	-
Amortization of loss on canceled hedge contract	243	-
Hedge ineffectiveness loss	75	937
Partnership income	(1,460)	(655)
Partnership distributions	1,284	194
Deferred income taxes	3,108	4,383
Non-cash compensation	661	298
Changes in assets and liabilities:
Increase in accounts receivable	(7,070)	(13,534)
Decrease in notes receivable	215	480
Decrease (increase) in prepaid expense and other	862	(623)
Increase (decrease) in accounts payable and accrued expense	(5,855)	17,006
Net cash provided by operating activities	3,930	26,688

Cash flows from investing activities:
Proceeds from sale of property and equipment	1,991	20,432
Additions to property and equipment	(70,218)	(33,311)
Investment in oil and gas limited partnership	-	(978)
Net cash used in investing activities	(68,227)	(13,857)

Cash flows from financing activities:
Issuance of common stock	-	32,317
Issuance of long-term debt	58,000	-
Reduction of long-term debt	-	(46,000)
Net cash provided by (used in) financing activities	58,000	(13,683)

Net decrease in cash and cash equivalents	(6,297)	(852)

Cash and cash equivalents at beginning of period	13,967	24,430

Cash and cash equivalents at end of period	$7,670	$23,578

Supplementary information:
Interest paid	$1,650	$2,831
Income taxes paid	$478	$4,210